EXHIBIT 32



                             CERTIFICATION


 Pursuant to 18 U.S.C. 1350 as adopted by Section 906 of
                the Sarbanes-Oxley Act of 2002



     Each of the undersigned, Keith E. Trost, President of Sears Roebuck Acceptance Corp. (the "Company") and
George F. Slook, Vice President, Finance of the Company, has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 2003 (the ''Report'').

Each of the undersigned hereby certifies that:

(1) The Report fully complies with the requirements of
    Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


November 5,  2003.



/s/ Keith E. Trost
------------------
Keith E. Trost
President


/s/ George F. Slook
-------------------
George F. Slook
Vice President, Finance



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